UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2005 (November 1, 2005)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
G. Stephen Finley, Senior Vice President — Finance & Administration and Chief Financial Officer, of Baker Hughes Incorporated (the “Company”) has decided to retire from the Company on March 31, 2006. In addition to the retirement benefits Mr. Finley will be eligible to receive, the Company has offered additional benefits, which include, (1) a one year consulting arrangement with Mr. Finley for the period April 1, 2006 through March 31, 2007, which includes the payment of a consulting fee of $44,583.33 per month; (2) acceleration of the vesting of Mr. Finley’s 20,000 share restricted stock award effective March 31, 2006, which was originally scheduled to vest on June 30, 2006; and (3) acceleration of the vesting of Mr. Finley’s 9,600 share restricted stock award to March 31, 2006, which was originally scheduled to vest on January 26, 2007 and 2008. Vesting of these restricted stock awards are subject to approval by the Company’s Board of Directors.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 1, 2005 Baker Hughes Incorporated (the “Company”) issued a news release announcing that G. Stephen Finley, Senior Vice President — Finance & Administration and Chief Financial Officer, has decided to retire from the Company on March 31, 2006, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On November 1, 2005, the Company issued a news release, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	News Release of Baker Hughes Incorporated dated November 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: November 3, 2005	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated November 1, 2005.